Know all by these presents that the undersigned hereby constitutes and appoints each of April Gruder and Eric Lerner, signing singly, the undersigned's true and lawful attorneys-in-fact to:

 1.  prepare, execute and file on the undersigned's behalf the Form ID - Uniform Application for Access Codes to file on Edgar and any and all related documentation required to be filed with the United States Securities and Exchange Commission (the "SEC") in order to obtain and maintain SEC EDGAR filing codes for the undersigned;

 2.  prepare, execute, acknowledge, deliver and file all reports on Forms 3, 4 and 5 (including any amendments thereto) ("Section 16 Reports") that the undersigned, may be required to file with the SEC under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the "Exchange Act") as a result of the undersigned's direct or indirect beneficial ownership of, or transactions in, securities of Systemax, Inc. (the "Reporting Entity");

 3.  seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Reporting Entity's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

 4.  perform any and all other acts that in the discretion of such attorney-in-fact are necessary or desirable for, and on behalf of, the undersigned in connection with the foregoing.

 The undersigned acknowledges that:

 1.  This Limited Power of Attorney authorizes, but does not require, such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

 2.  Any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

 3.  Neither the Reporting Entity nor the attorneys-in-fact assumes (a) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (b) any liability of the undersigned for any failure to comply with such requirements or (c) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

 4.  This Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorneys-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Section 16 Reports pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, with respect to the undersigned's holdings of and transactions in securities issued by the Reporting Entity, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of August 23, 2021.

/s/ ALEX TOMEY

ALEX TOMEY